Exhibit 10.2.6.3

AMENDMENT ONE

TO

THE CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

SUPPLEMENTAL RETIREMENT INCOME PLAN

(As Amended and Restated Effective January 1, 2009)

In accordance with resolutions adopted by the Board of Directors of Consolidated Edison Transmission, Inc., (“CET”) on November 4, 2016 and the Board of Directors of Consolidated Edison, Inc. and the Board of Trustees of Consolidated Edison Company of New York, Inc. on November 17, 2016, approving CET’s adoption of the Consolidated Edison Company of New York, Inc. Supplemental Retirement Income Plan (the “Plan”), the undersigned hereby approves, effective as of January 1, 2017, an amendment to the Plan, adding a new Appendix A and a paragraph (a) thereunder as set forth below.

An “APPENDIX A (PARTICIPATING COMPANIES)” is hereby added to the Plan and section (a) thereunder is added as follows:

(a) Consolidated Edison Transmission, Inc. shall become a Participating Company in the Plan effective as of January 1, 2017, and its eligible employees shall be subject to the same terms and conditions as other eligible employees of the Plan.

IN WITNESS WHEREOF, the undersigned has executed this instrument this 22 day of December, 2016.

/s/ Richard Bagwell
Plan Administrator, and Vice President -
Human Resources
Consolidated Edison Company of New York, Inc.